UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 9, 2006, Microtune, Inc. (the “Company”) notified The Nasdaq Global Market that it had not timely filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 with the Securities and Exchange Commission and, therefore, the Company was not in compliance with Nasdaq’s filing requirement as set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq requires, among other things, that the Company timely file all required reports with the SEC. Consequently, on August 14, 2006, the Company received a staff determination letter from the staff of Nasdaq indicating that, as a result of not having timely filed the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as required, the Company’s common stock would be delisted from The Nasdaq Global Market at the opening of business on August 23, 2006 unless the Company requests a hearing in accordance with Nasdaq Marketplace Rules 4800 through 4811.

The Company intends to appeal the staff’s determination by requesting a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). Under Nasdaq’s rules, a timely hearing request automatically stays the delisting of the Company’s securities pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

As previously disclosed, the Company’s delay in filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 is due to a self-initiated internal review of the Company’s stock option grant practices by the Audit Committee of the Company’s Board of Directors. The Audit Committee’s investigation has not been concluded as of the date of this report and, therefore, the Audit Committee has not determined whether any accounting adjustment will be required.

A copy of the Company’s press release issued on August 15, 2006, relating to the foregoing, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

All statements in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include results or events occurring as a result of additional actions and findings resulting from the continuing internal investigation by the Audit Committee of the Company’s Board of Directors into the Company’s stock option grant practices, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this Current Report on Form 8-K speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, including forward-looking statements made herein relating to the nature and scope of the Audit Committee’s pending internal investigation. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated August 15, 2006 announcing update regarding Audit Committee review of stock option grant practices and receipt of a staff determination letter from the staff of The Nasdaq Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: August 15, 2006	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated August 15, 2006 announcing update regarding Audit Committee review of stock option grant practices and receipt of a staff determination letter from the staff of The Nasdaq Global Market.